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Exhibit 99.1

December 16, 2004 10:15 AM US Eastern Timezone

BIDVILLE PROFILED ON PLATINUM TELEVISION GROUP'S BUSINESS & BEYOND SEGMENT TO AIR ON CNN HEADLINE NEWS

CLEARWATER, Fla.--(BUSINESS WIRE)--Dec. 16, 2004--Bidville, Inc. (OTCBB:BVLE), a recognized emerging online auction company and noted competitor in a market space dominated by eBay (Nasdaq:EBAY), has been selected to be profiled on Business & Beyond, a nationally televised show produced by Platinum Television Group, http://www.platinumtelevision.com, and initially airing this month on CNN Headline News. The first 24 segments will respectively air 8 times each in the Indianapolis, IN; Minneapolis/St. Paul, MN; and Chicago, IL, CNN Headline News - Comcast Cable markets between December 16th through December 21st. The airing times will vary in each market showing at 7:24am in the earliest time segment to 10:24pm at the latest time segment. Future segments will be scheduled to air in other major markets over the next four months to provide Bidville with maximum national viewing coverage.

"Bidville is very excited and pleased to be selected by Platinum Television Group for inclusion to be profiled on their nationally viewed Business & Beyond television show", said Michael Palandro, President and CEO of Bidville. "We are always enthused by the opportunity to inform individuals about Bidville and introduce them to the advantages of using the Bidville platform as an optimum and user friendly website to conduct e-commerce over the Internet", Palandro further stated.

Bidville does not charge any listing fees and its Final Success and Enhancement Fees are competitively lower than eBay's (Nasdaq:EBAY). This, in addition to Bidville's dedication to its member community and business focus, differentiates Bidville from its competitors, while reinforcing the Company as a viable alternative in the online auction marketplace.

About Bidville

Bidville, Inc., a Nevada corporation, was founded in 1999 as an on-line auction alternative to eBay. The company provides unique user features, such as Watch List, Image Gallery, and fixed price listing options. Bidville is headquartered in Clearwater, Florida U.S.A. For further Company and product information, please visit the Company's website at http://www.bidville.com. Additional information, including current financial data, is available in current Securities and Exchange Commission filings.

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

For further information regarding risks and uncertainties associated with Bidville's business, please refer to the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, all of which may be obtained through the SEC's website at: http://www.sec.gov or by contacting Bidville's investor relations department via e-mail at: investorrelations@bidville.com.

All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

CONTACTS

Bidville, Inc., Clearwater
Stephen C. Gingrich: (727) 442-9669
Investorrelations@Bidville.com
Or
European Investor Relations:
EU-IR
Herbert Strauss
+43 316 296 316
Herbert@eu-ir.com